Exhibit 8.4

[Letterhead of Clifford Chance LLP]

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Barclays PLC (the “Company”) 1 Churchill Place London E14 5HP	E-mail: david.harkness@cliffordchance.com 16 September 2013

Dear Sirs

Barclays PLC (the “Company”) – Form F-3 – Registration Statement Under the Securities Act of 1933

1.	INTRODUCTION

1.1	We have acted as English legal tax advisers to the Company in connection with the Company’s Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to its Registration Statement on Form F-3 under the Securities Act of 1933 (the “Original Registration Statement” and, as amended by Post-Effective Amendment No. 1 thereto, Post-Effective Amendment No. 2 thereto and the Post-Effective Amendment, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) for the purposes of filing a prospectus relating to ordinary shares (including in the form of American Depositary Shares) and rights to purchase such ordinary shares (including rights to purchase ordinary shares in the form of American Depositary Shares) in connection with the rights issue announced on July 30, 2013 and filing additional exhibits to the Registration Statement relating to such ordinary shares (including in the form of American Depositary Shares) and rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American Depositary Shares).

1.2	We have, at the request of the Company, prepared this letter addressed to the Company.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

1.3	This opinion is confined to, and given on the basis of the laws of England and Wales, United Kingdom tax law and the practice of HMRC.

1.4	No opinion is expressed as to the laws of any other jurisdiction.

1.5	For the purposes of preparing this letter, we have reviewed the prospectus dated 16 September 2013 (the “Prospectus”).

1.6	In this letter, terms not otherwise defined shall bear the meaning given to them in the Prospectus.

1.7	Headings in this letter are for ease of reference only and shall not affect its interpretation.

2.	OPINION

2.1	On the basis of, and subject to, sections 1 and 3 of this letter, we are of the opinion that the statements in the Prospectus under the heading “Material United Kingdom Tax Consequences” are correct in all material respects, subject to the limitations and qualifications contained therein.

3.	GENERAL

3.1	This opinion is strictly limited to the matters stated in paragraph 2, and is not to be read as extended, by implication or otherwise, to any other matters.

3.2	The scope and content of this letter solely have regard to the interest of the Company in accordance with its instructions. This letter is provided in connection with the Post-Effective Amendment and is addressed to and is solely for the Company and it may not, without our prior written consent be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

3.3	We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the headings “Material United Kingdom Tax Consequences” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

3.4	We express no opinion as to any matter other than as specified in this letter.

3.5	This letter is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

3.6	This opinion is governed by, and is to be construed in accordance with, English law.

Yours faithfully

/s/ Clifford Chance LLP

Clifford Chance LLP